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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-60639) and related Prospectus of American Cellular Corporation for the registration of its $285,000,000 10 1/2% Senior Notes due 2008 and to the inclusion therein of our report dated July 28, 1998, with respect to the financial statements of American Cellular Corporation.
                                           /s/ ERNST & YOUNG LLP

New York, New York
February 11, 1999